Exhibit 99.1

     GATEWAY FINANCIAL HOLDINGS, INC. SETS DATE AND TIME FOR ANNOUNCEMENT OF
                           SECOND QUARTER 2006 RESULTS

PR Newswire -- July 17, 2006

VIRGINIA BEACH, Va., July 17 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS) announced today that it will report financial results before the market opens on Monday, July 24, 2006.

D. Ben Berry, Chairman and Chief Executive Officer of Gateway Financial Holdings, Inc., along with members of the Gateway executive team, will provide an overview of second quarter performance and business highlights in a conference call and simultaneous web cast to be held at 10 a.m. E.T. Monday, July 24. The webcast can be accessed live via the investor relations page on the company's website, www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of twenty-two offices - eleven in Virginia: Virginia Beach (6), Chesapeake
(2), Suffolk, Norfolk and Emporia; and eleven in North Carolina:
Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, and a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. As of March 31, 2006, Gateway had assets of $986.3 million. The common stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com.

SOURCE  Gateway Financial Holdings, Inc.
    -0-                             07/17/2006
    /CONTACT: D. Ben Berry, Chairman and CEO, or David Twiddy, President and COO, of Gateway Financial Holdings, Inc., +1-757-422-4055/
    /Website:  http://www.gwfh.com/
    (GBTS)